EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-82109, No. 33-21757, No. 33-59930, and No. 333-31595 of Winnebago
Industries, Inc. on Form S-8 of our reports dated October 4, 2002 appearing in and incorporated by reference in the Annual Report on Form 10-K for Winnebago Industries, Inc. for the year ended August 31, 2002.



/S/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Minneapolis, Minnesota
November 25, 2002